UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2019

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Nxt-ID, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2019 (the “Initial Current Report”), that it entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.) pursuant to which the Company may sell, at its option, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $15,000,000 (subject to certain limitations set forth in the Sales Agreement) to or through A.G.P., as sales agent.

The Company also reported in the Initial Current Report that (i) such offers and sales, if any, will be made through a prospectus supplement to the prospectus included in the Company’s shelf registration statement on Form S-3 (File No. 333-228624), declared effective by the Commission on December 12, 2018, specifically relating to offers and sales of Common Stock under the Sales Agreement, and (ii) the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $6,000,000 to or through A.G.P. under the Sales Agreement through the prospectus supplement dated January 8, 2019 filed by the Company with the Commission (the “ATM Prospectus Supplement”). On April 4, 2019, the Company filed an amendment to the ATM Prospectus Supplement reducing the amount of shares of Common Stock that it may issue from an aggregate offering price of up to $6,000,000, to an aggregate offering price of up to $4,800,000.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, the form of which is attached as Exhibit 1.1 to the Initial Current Report on Form 8-K, and which is incorporated herein in its entirety by reference.

This Report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents the Company files from time to time with the Commission. Any forward-looking statements speak only by the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 8.01 Other Events.

On April 4, 2019, the Company closed its previously announced registered direct offering of an aggregate of 2,469,136 shares (the “Shares”) of Common Stock, for a purchase price of approximately $2,000,000, and in connection therewith, issued to the investor for no additional consideration, a common stock purchase warrant to purchase 2,469,136 shares of Common Stock. The Company sold the Shares at a price of $0.81 per share. The Company received gross proceeds from the offering, before deducting estimated offering expenses payable by the Company, of approximately $2,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

2